Exhibit 99(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 31 to Registration Statement No. 333-111986 on Form N-1A of our reports dated November 24, 2009, relating to the financial statements and financial highlights of RBC Funds Trust, comprised of RBC Mid Cap Growth Fund, RBC Enterprise Fund, RBC Small Cap Core Fund, RBC Microcap Value Fund, Prime Money Market Fund, U.S. Government Money Market Fund, Tax-Free Money Market Fund, Institutional Prime Money Market Fund, Institutional Tax-Free Money Market Fund and Access Capital Community Investment Fund, appearing in the Annual Reports to Shareholders on Form N-CSR of RBC Funds Trust for the year ended September 30, 2009, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information, which are part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 24, 2009